Asset Purchase Agreement

This Asset Purchase Agreement (the "Agreement") is made this 20th day of May, 2004 between American Capital Holdings, Inc. hereinafter referred to as "ACH" and IS Direct Agency, Inc. located at 8899 Main Street, Williamsville,
NY 14221 hereinafter referred to as "ISDA". ACH's mailing address is 100 Village Square Crossing, Suite 202, Palm Beach Gardens, FL 33410.

                                  Recitals

WHEREAS, Pursuant to an Agreement between parties on May 20, 2004 ACH is desirous to purchase certain assets of the ISDA in order to avail itself of ISDA's expertise, background, and knowledge of, but not limited to, whole and term life insurance products, licenses, licensees and management. ACH is willing to purchase said assets and explore business opportunities based upon the terms and conditions herein contained.

NOW THEREFORE, in consideration of the recitals, promises and conditions contained herein, ACH and ISDA agree as follows:

  Acquisition: ACH hereby agrees to purchase, and ISDA agrees to sell, the assets described in Exhibit A, which is appended hereto and made a part hereof (the "Assets") for a purchase price of Eight Hundred Thousand (800,000) shares of the common stock of ACH valued @ $5.00 per share.

  ACH will establish an updated post-acquisition shareholder list with Florida Atlantic Stock Transfer which will reflect pro-rata percentage amount of shares listed in ISDA's capitalization table, which is appended herein as Exhibit B. ACH will cause a Florida corporation to be formed and named as IS Direct, Inc. ("ISDI") will become a wholly owned subsidiary of ACH. Christopher Dillon will become President of ISDI and will cause ACH to be licensed to sell insurance products in all fifty
  (50) states of the United States of America.

  Richard C. Turner will be
  appointed Chief Financial Officer and a member of the Board of Directors of ISDI. The following persons will also be named as directors:

    Barney A. Richmond
    Harry M. Timmons
    Richard Turner

1) Other Conditions:
   ACH will cause to be issued 1,200,000 shares of its authorized, but unissued, common stock for issuance on a pro-rata basis to the current shareholders described in Exhibit B. ACH will agree to register these shares in ACH's upcoming SB-2 filing. The ISDA shareholders, other than Christopher Dillon (who will be governed under SEC 144 rules and regulations) will agree to twelve (12) month equal monthly sale provision of the shares of ACH with thefirst month beginning the effective date notice received by ACH from the United States Securities & Exchange Commission.

2) Notice: Notice pursuant to this agreement shall be considered valid by personal service or depositing in United States Postal Service certified mail to the address heretofore given by the parties. Each party, upon written notice, may change the address of notice.

3) Benefit of Agreement: This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs and successors and assigns.

4) Governing Law: This agreement shall be governed and construed by the Laws of the State of Florida.

5) Assignment: No assignment, in part or whole shall be made of this agreement without the written consent of both parties and should such assignment be made without consent, such assignment will constitute a breach of this agreement.

6) Entire Agreement: This agreement constitutes the entire agreement and may be modified only in writing with concurrence of both parties.

7) Litigation: Upon the event of litigation, the prevailing party shall be entitled to fees and expenses as awarded by a competent jurisdiction from the other party.

IN WITNESS WHEREOF, both parties hereby agree to this Agreement this 20th day of May 2004.


IS Direct Agency, Inc.                  American Capital Holdings, Inc.

BY: /s/ Christopher J. Dillon           BY: /s/ Barney A. Richmond
    --------------------------                 --------------------------
Christopher J. Dillon, President        Barney A. Richmond, Director

                                        BY: /s/ Harry M. Timmons
                                               --------------------------
                                        Harry M. Timmons, Director




                   Exhibit B

             IS Direct Agency, Inc
              Shareholder Listing

Judon Bailey          2,000,000
Christopher Dillon    7,500,000
Larry Dunfee          4,820,000
Terry Thomas          2,000,000

TOTAL                16,320,000

Shares In Small Investor Group

Total Shares            217,500


Shares in Reserve for Note Conversion
Peter McHugh             30,000
Lois Scheeler            25,000
Jim Wemett              100,000
TOTAL                   155,000


Share Distribution

Outside Investors       217,500
Officers/Founders    16,320,000
Spaulding Ventures      140,000
Note Reserve            155,000

TOTAL                16,832,500

Authorized Shares    20,000,000
Shares in Treasury    3,167,500




         IS Direct Agency, Inc.
           ACH May 20, 2004
        Asset Purchase Agreement
               Exhibit A
             Asset Schedule

IS Direct Term Quick Website
IS Direct Agency Name
Insurance Licenses
Software
Business Process Methods
Trademarks
Customers
Potential Customers
Vendor Relationships
Insurance Carrier Relationships
Broker Relationships